UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008
GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Montana
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-18911	81-0519541
49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (406) 756-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangement with Certain Officers
     On December 29, 2008, Glacier Bancorp, Inc. (the “Company”) filed a Form 8-K to report that the Board of Directors of the Company approved new employment agreements for Michael J. Blodnick, the Company’s President and CEO; Ron J. Copher, the Company’s Senior Vice President and Chief Financial Officer; Don J. Chery, the Company’s Executive Vice President and Chief Administrative Officer; and Jon W. Hippler, the President and CEO of the Company’s subsidiary Mountain West Bank, commencing effective January 1, 2009. It was subsequently noted that the salary amount for Mr. Blodnick was incorrectly stated.
     Mr. Blodnick’s agreement provides for an annual salary of $334,183 and not $344,209 as previously stated.
     A corrected copy of Mr. Blodnick’s agreement is attached as Exhibit 10.1 and is incorporated herein in its entirety by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements: None

(b)	Pro Forma Financial Information: None

(c)	Shell Company Transactions. None

(d)	Exhibits.
10.1	Employment Agreement between Glacier Bancorp, Inc. and Michael J. Blodnick, effective January 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2009	GLACIER BANCORP, INC.
	By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer

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